UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Adams Resources & Energy, Inc.
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ADAMS RESOURCES & ENERGY, INC.
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2022

To the Shareholders of Adams Resources & Energy, Inc.:

The Annual Meeting of Shareholders of Adams Resources & Energy, Inc. will be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, on Tuesday, May 10, 2022 at 11:00 a.m., Houston time, to consider the following matters:

1.To elect a board of seven directors to serve for the next year or until their successors are elected and qualified;

2.To consider and act upon an advisory resolution on executive compensation;

3.To consider and act upon the Amendment and Restatement of the Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan; and

4.To transact any other business as may properly come before the annual meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement.  The close of business on April 1, 2022 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

As part of our precautions regarding the coronavirus (COVID-19), we are also planning for the possibility that the annual meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as proxy material.

By Order of the Board of Directors

/s/ David B. Hurst
David B. Hurst
Secretary
Houston, Texas
April 7, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 10, 2022.

OUR PROXY STATEMENT AND 2021 ANNUAL REPORT
ARE ALSO AVAILABLE AT www.adamsresources.com.

YOU ARE INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE AT THE MEETING OR BY PROXY.

ADAMS RESOURCES & ENERGY, INC.

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 10, 2022

This Proxy Statement and accompanying proxy are being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors (“Board”) of Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), for use at our 2022 Annual Meeting of Shareholders to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, on Tuesday, May 10, 2022 at 11:00 a.m., Houston time, and any and all adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. As part of our precautions regarding the coronavirus (COVID-19), we are also planning for the possibility that the annual meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as proxy material.

This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 7, 2022. Unless otherwise indicated, the terms the “Company,” “our,” “we,” “us” and similar terms refer to Adams Resources & Energy, Inc. together with our subsidiaries.

We will pay the cost of solicitation of the proxies.  In addition to solicitation by mail, proxies may be solicited personally by telephone or e-mail by our directors, officers and employees, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals.  We will bear the compensation and expenses of such firms, if any, which are not expected to exceed $1,000. Currently, we have not entered into any arrangements with any firm to aid in the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on April 1, 2022, the record date of those entitled to receive notice of and to vote at the Annual Meeting, we had outstanding 4,367,866 shares of common stock, $0.10 par value per share (“Common Stock”).  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Abstentions will be considered present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast. Broker non-votes (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the shareholder) will be treated the same as abstentions. Therefore, abstentions and broker non-votes will not have an effect on any of the proposals at this meeting because they will not be counted as votes cast.  Each share of Common Stock is entitled to one vote on all issues requiring a shareholder vote at the Annual Meeting.  Shareholders may not cumulate their votes for the election of directors.

The election of directors, the advisory resolution on executive compensation and the consideration of an amendment to our 2018 Long-Term Incentive Plan are not considered “routine matters.”  Thus, if a shareholder does not vote its shares with respect to any of these matters, such shareholder’s bank or broker may not vote such shares and such shares will be left unvoted on the matter.

All shares represented by properly executed or submitted proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted “FOR” the election as directors of the nominees listed herein, “FOR” the advisory resolution on executive compensation, “FOR” the amendment to our 2018 Long-Term Incentive Plan and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.  The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to our Secretary at the address set forth above or by voting at the Annual Meeting.  However, simply attending the Annual Meeting and not voting will not revoke a previously submitted proxy.

ITEM 1 — ELECTION OF DIRECTORS

A slate of seven directors is presented for election at the Annual Meeting. The persons named in the enclosed proxy have been selected by the Board to serve as proxies (“Proxy Holders”) and will vote the shares represented by valid proxies at the Annual Meeting and any adjournments thereof.  The Proxy Holders have indicated that they intend to vote “FOR” each of the persons named as a nominee below under “Nominees for Director” unless authority to vote in the election of directors is withheld on each proxy or unless otherwise specified on each proxy.  Each duly elected director will hold office until the 2023 Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified.  Although our Board does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the Proxy Holders will vote for the election of such other person as may be nominated by the Board.  Proxies cannot be voted in the election of directors for more than seven persons, as that is the number of nominees named herein.

Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting.  Votes that are withheld and broker non-votes will not be counted in the tabulations of the votes cast on Item 1 and will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of the nominees listed below to our Board of Directors.

For each of our directors, the following table sets forth their names, ages, principal occupations, other directorships of public companies held by them and length of continuous service as a director of the Company.  Any directorship of public companies held by the nominees within the last five years is also presented below.

		Principal Occupation	Director
Nominee	Age	and Other Directorships	Since

Townes G. Pressler	86	Chairman of the Board of the Company	2011

Michelle A. Earley	50	Partner — Locke Lord LLP	2015
		Director of Murphy Oil Corporation

Murray E. Brasseux	73	Retired — Former Bank Managing Director of Oil & Gas Finance	2015
		Director and member of Audit & Conflicts Committee of
		general partner of Enterprise Products Partners, L.P.

Richard C. Jenner	60	Managing Partner — Endeavor Natural Gas, LP	2016

W.R. Scofield	69	President and Chief Operating Officer — KSA Industries, Inc.	2016

John O. Niemann, Jr.	65	Managing Director — Andersen Tax LLC	2019

Dennis E. Dominic	70	Retired — Former Vice President of Domestic Crude Supply	2019
		and Trading

Townes G. Pressler

    Mr. Pressler is Chairman of the Board of the Company. He was appointed Executive Chairman and Chairman of the Board in September 2017. Effective December 31, 2019, he retired from the position of Executive Chairman. Mr. Pressler is President of Tepee Petroleum Company, an independent oil and gas producer based in Houston that he founded in 1978. In 1985, he founded and is currently chairman of VSO Inc. (formerly Pressler Petroleum Consultants, Inc.), which provides engineering consulting services.  Prior to 1985, Mr. Pressler was President of Philip Hill Energy, President of Republic Oil and Gas Corp., and Chief Petroleum Engineer for Barnhart Co. after his initial years with ExxonMobil.  Mr. Pressler holds a Bachelor of Science in Petroleum Engineering from the University of Texas and is a Registered Professional Engineer.

Mr. Pressler has been nominated to serve on the Board in light of his extensive business and management experience in the energy industry and his history with the Company.

Michelle A. Earley

    Ms. Earley is a Partner at the law firm of Locke Lord LLP, having joined the law firm in 1998 and serving as a Partner since 2008. Ms. Earley has extensive experience in merger, acquisition and disposition transactions, securities regulation matters and securities offerings, including representing purchasers and sellers of publicly-traded and privately-held companies, representing issuers and selling shareholders in connection with the public offering and private placement of debt and equity securities, tender offers, exchange offers and advising management and boards of directors on general corporate governance matters.  In June 2021, Ms. Earley joined the board of Murphy Oil Corporation. She holds an undergraduate degree from Texas A&M University and a Juris Doctor from Yale Law School.

Ms. Earley has been nominated to serve on the Board in light of her extensive experience in merger and acquisition transactions, including representing publicly traded companies for many years.

Murray E. Brasseux

    Mr. Brasseux has extensive commercial and financial banking experience including energy lending practices.  He retired from Compass Bank in December 2014 after 20 years of service, having most recently served as Managing Director of Oil & Gas Finance. Following retirement, Mr. Brasseux served as a consultant to Compass Bank from January 2015 to June 2015 and as a consultant to Loughlin Management Partners (a restructuring and advisory firm) from June 2015 to December 2017. In January 2019, Mr. Brasseux joined the board of directors of the general partner of Enterprise Products Partners, L.P. and currently serves on its audit and conflicts committee. Mr. Brasseux also serves on the board of the Rare Book School (an affiliate of the University of Virginia). He holds a Bachelor of Science in Finance and a Master of Science in Finance from Louisiana State University.

Mr. Brasseux has been nominated to serve on the Board in light of his extensive commercial and financial experience in the banking industry, including energy lending practices.

Richard C. Jenner

    Mr. Jenner is the managing partner of Endeavor Natural Gas, LP (“Endeavor”), a private equity backed upstream energy company with operations throughout Texas and Louisiana. Mr. Jenner founded Endeavor in November 2001, and held the position of co-managing partner until September 2020. He has been active in the oil and gas industry for over 30 years, having worked for Santa Fe Minerals, Torch Energy Advisors and Tepee Petroleum Company. His experience throughout his career has touched on all aspects of managing an independent oil and gas producer, including operations, engineering, accounting, and mergers and acquisitions. Mr. Jenner holds a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines and a Master of Business Administration from the University of Chicago.

Mr. Jenner has been nominated to serve on the Board in light of his extensive experience in the energy industry, including in crude oil marketing, and his broad management experience.

W. R. Scofield

    Mr. Scofield is the President and Chief Operating Officer of KSA Industries, Inc. (“KSAI”), our affiliate, having served in this position since April 2015. Mr. Scofield served as Vice President of Corporate Development and Tax Planning at KSAI for more than five years prior to 2015. He has extensive experience with a diverse group of businesses, including oil and gas, agriculture, automotive, insurance, environmental and professional sports.  Mr. Scofield holds a Bachelor of Business Administration and a Master of Professional Accounting, specializing in taxation, from the University of Texas.

Mr. Scofield has been nominated to serve on the Board in light of his diversified managerial experience in various industries.

John O. Niemann, Jr.

Mr. Niemann is a Managing Director of Andersen Tax LLC (formerly known as WTAS LLC), having served in this position since June 2013. He also has been the president and chief operating officer of Arthur Andersen LLP since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. Mr. Niemann began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions since 1992.

Mr. Niemann has served as a director of Professional Asset Indemnity Limited, a private captive insurance company, since October 2021. He has also served as a director and chairman of the audit committee of Hines Global Income Trust, Inc. since August 2014 and as lead independent director since May 2019. Since May 2012, Mr. Niemann has also served as a director of MSC Income Fund, Inc. (previously known as HMS Income Fund, Inc.). He is a member of the audit committee (chairman from May 2012 until November 2020), and in November 2020, he became chairman of the nominating and corporate governance committee. Mr. Niemann previously served as a director and chairman of the audit committee of Gateway Energy Corporation from June 2010 until December 2013 when the company went private.

Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Catholic Endowment Foundation of Galveston-Houston, Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre, The Houston Youth Symphony and Ballet and Taping for the Blind, Inc. He holds a Bachelor of Arts in Managerial Studies and a Master of Accounting from Rice University, a Juris Doctor from the South Texas College of Law and a Master of Law in taxation from the University of San Francisco School of Law.

Mr. Niemann has been nominated to serve on the Board in light of his extensive business, management and accounting and finance experience.

Dennis E. Dominic

Mr. Dominic has more than 40 years of experience in the energy industry in the areas of refining, marketing and trading. He retired from Valero Energy Corporation (“Valero”) in July 2019 where he served as Vice President of Domestic Crude Supply and Trading from January 2002 until his retirement. Prior to his more than 17 years of service at Valero, Mr. Dominic worked at and enjoyed increasing levels of responsibility at Conoco, Inc., Horizon Trading Company and Sigmor Refining Company (“Sigmor”). In 1982, Mr. Dominic joined Diamond Shamrock Refining Company (“Diamond Shamrock”) when it acquired Sigmor. In 1996, Mr. Dominic joined Ultramar Diamond Shamrock (“Ultramar”) upon Ultramar’s merger with Diamond Shamrock. He was with Ultramar from 1996 until Ultramar was purchased by Valero in 2001. Mr. Dominic holds a Bachelor of Applied Arts and Sciences from Southwest Texas State University and a Master of Business Administration from Incarnate Word University.

Mr. Dominic has been nominated to serve on the Board in light of his extensive experience in the energy industry, including in crude oil marketing, and his broad management experience.

Director Independence

Our Board is comprised of a majority of independent directors as defined under NYSE American listing standards. There are no family relationships among any of our directors or executive officers.  The Board has determined that the following directors are independent: Messrs. Brasseux, Dominic, Jenner and Niemann and Ms. Earley. The Board has determined that none of the designated independent directors have any relationship that, under NYSE American rules, would preclude their service on any of the standing committees of the Board.  In making its determination, the Board considered transactions and relationships between each director or his immediate family and us and our subsidiaries.  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  In addition, the Board requires each of its members and each of the director nominees to disclose in an annual questionnaire any relationship they or their family members may have had with us, our subsidiaries, our independent accountants, directors and officers within the past five years. The Board considers any such relationship in making its determination.  Mr. Pressler is considered an inside director because of his previous employment with the Company. Mr. Scofield is considered an inside director because of his employment with KSAI.

Board Leadership and Governance

Our Board, with the assistance of the Nominating and Corporate Governance Committee, evaluates its size, function, needs and composition on an annual basis, with the intent that the Board as a whole collectively possess a broad range of skills, expertise, industry and other knowledge, and business, diversity and other experience useful to the effective oversight of our business.

Our Bylaws provide the Board flexibility to determine the appropriate leadership of the Board, and whether the roles of Chairman and Chief Executive Officer should be combined or separate. The Board believes it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chairman in light of the circumstances at the time, rather than based on a fixed policy. Currently, our Chairman and Chief Executive Officer roles are separated, with Mr. Pressler serving as Chairman and Mr. Roycraft serving as Chief Executive Officer.

During 2021, the Board held executive sessions of independent directors without the presence of non-independent directors and management. Mr. Brasseux, as longest serving independent member, presided at such executive sessions since Mr. Pressler, Chairman and a non-independent director, was not present.

Meetings of the Board of Directors and its Committees

During 2021, the full Board of Directors met seven times and all director nominees attended all of the meetings of the Board and the committees on which they served for the period in which they held office.  It is our policy that all persons nominated for election to the Board at the time of the annual meeting be present at such meeting.  All directors at the time of the 2021 annual meeting attended the 2021 annual meeting.  The Board has four standing committees – the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee.

Committees	Summary of	Committee	Meetings in
of the Board	Responsibilities	Members	2021

Audit	Retains independent registered public accounting firm and pre-approves their services. Reviews and approves financial statements, internal controls and related party transactions.	Niemann (1)	Six
Brasseux
Jenner

Compensation	Evaluates the performance of the Chief Executive Officer and establishes the compensation of the Chief Executive Officer and other executive officers.	Jenner (2)	Four
Brasseux
Niemann
Dominic

Nominating and Corporate Governance	Identifies, considers and recommends to the Board nominees for directors. Periodically assesses corporate governance and makes recommendations to the Board.	Earley (3)	One
Brasseux
Dominic

Investment	Evaluates, reviews and monitors investment, acquisition and divestiture transactions.	Dominic (4)	Seven
Earley
Jenner
Niemann
Scofield
______________________________
(1)Mr. Niemann is an independent director and has served as Chair of the Audit Committee since May 2019. He has been designated the Audit Committee financial expert as defined by Item 407(d)-(5) of Regulation S-K.
(2)Mr. Jenner is an independent director and has served as Chair of the Compensation Committee since March 2019.
(3)Ms. Earley is an independent director and has served as Chair of the Nominating and Corporate Governance Committee since March 2019.
(4)Mr. Dominic is an independent director and has served as Chair of the Investment Committee since February 2020.

The responsibilities of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Investment Committee are described in each of the committees’ respective charters, which were adopted by the respective committees and the Board.  These committee charters are available on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.  Copies may also be obtained by writing to Investor Relations, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

Nomination Policy

The Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for directors to be considered at the Annual Meeting or to serve as replacements in the event of a vacancy on the Board.  Each of the members of the Nominating and Corporate Governance Committee is independent, as defined in Section 803A of the company guide of the NYSE American LLC.  The Nominating and Corporate Governance Committee will also consider nominees submitted by shareholders to our Secretary if submitted in accordance with the general notification procedures set forth in our Bylaws. You may obtain a copy of the Bylaws by writing to Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention:  Corporate Secretary, David Hurst. Our Bylaws can also be found on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.

In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers several factors including: education, experience, knowledge, expertise, independence and availability to effectively carry out the duties of a Board member.  The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the Board to ensure the Board maintains the proper balance of knowledge and experience to effectively manage our business for the long-term interests of our shareholders.  The Nominating and Corporate Governance Committee initially identifies candidates for nomination through the Committee’s and management’s general industry contacts.  The Nominating and Corporate Governance Committee does not have a policy, nor has it been our practice, to consider for nomination any specific director candidates recommended by shareholders as no such request has ever occurred.  The Nominating and Corporate Governance Committee will review its policy position if such a request is received.  Shareholders may communicate with the Board as described below.

The Nominating and Corporate Governance Committee views diversity expansively and considers, among other things, functional areas of business and financial expertise, educational and professional background, and those competencies that it deems appropriate to develop a cohesive board such as ethics, integrity, values, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group.  Specifically with respect to the experience and qualifications of each of the persons nominated to serve on the Board, the Nominating and Corporate Governance Committee considered the foregoing information to conclude that each nominee should serve as a director of our Board.

Messrs. Pressler, Brasseux, Dominic, Jenner, Niemann and Scofield and Ms. Earley have previously stood for election to the Board of Directors.  In connection with the Annual Meeting, the Nominating and Corporate Governance Committee has recommended the Directors listed in this Proxy Statement be re-elected to the Board.

Communications with the Board

Any shareholder or other interested party who wishes to communicate with the Board, a committee of the Board or any individual director may do so by contacting David Hurst, Corporate Secretary, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Communications will be relayed to the intended recipient on the Board in accordance with the request of the shareholder.

Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of our senior management on areas of material risk to us, including operational, financial, legal, regulatory and strategic risks.

Mr. Pressler serves as the Chairman of the Board of the Company. The Board has not designated a lead independent director, but believes its leadership structure is appropriate given the active role the independent directors play on the Board’s standing committees. While the Board is aware of the potential conflicts that may arise when an interested director serves as Chairman, it believes these potential conflicts are offset by the Company’s strong corporate governance practices.

The Audit Committee is responsible for oversight of risks relating to accounting matters, financial reporting and legal and regulatory compliance.  To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, our internal auditor and independent registered public accounting firm.

The Compensation Committee is responsible for overseeing risks relating to employment policies and our policies on structuring compensation programs.  To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks our compensation policies pose to our finances, human resources and shareholders.

Employee, Officer and Director Hedging

Other than our insider trading policy, which prohibits purchases and sales of our securities and related derivative securities while in possession of material non-public information, we do not have any policies that prevent employees (including officers) or directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in hedging transactions related to our equity securities.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 1, 2022.  Our officers serve at the discretion of our Board of Directors.

Name	Age	Position

Kevin J. Roycraft	52	Chief Executive Officer and President

Tracy E. Ohmart	54	Executive Vice President, Chief Financial Officer and Treasurer

Sharon C. Davis	62	Executive Vice President, Chief Operating Officer and
		Chief Accounting Officer

Wade M. Harrison	47	President, Service Transport Company

Greg L. Mills	60	President, GulfMark Energy, Inc.

Kevin J. Roycraft currently serves as Chief Executive Officer and President and has served in these capacities since January 2020. He was previously Interim President of GulfMark Energy, Inc., a wholly owned subsidiary of the Company, from August 2019 to March 2020, and President of Service Transport Company, the Company’s other wholly owned subsidiary, from November 2017 to January 2020. Mr. Roycraft was previously Executive Vice President at Dana Transport Inc. from January 2016 through November 2017. From November 2012 through October 2015, Mr. Roycraft was the President and Chief Executive Officer of Aveda Transportation and Energy Services. He holds a Bachelor of Science in Organizational Leadership and Supervision from Purdue University.

Tracy E. Ohmart currently serves as Executive Vice President, Chief Financial Officer and Treasurer and has served in these capacities since June 2018. He was previously with Horn Solutions, Inc. from 2017 to June 2018, and prior to that, served as Vice President and Chief Financial Officer of United Bulk Terminals USA, Inc., a privately-held subsidiary of Marquard & Bahls AG, from 2012 to 2016.  Immediately prior to joining United Bulk Terminals USA, Inc., he was Assistant Controller for Southwestern Energy Company from 2010 to 2012.  From 2005 to 2009, Mr. Ohmart was Assistant Controller of EPCO, Inc.  Prior to that, he held various accounting, finance, management and special projects positions with increasing responsibilities with TEPPCO Partners, L.P. from 2001 to 2005 and ARCO Pipe Line Company from 1989 to 2001.  Mr. Ohmart holds a Bachelor of Science in Accounting and Business Administration from the University of Kansas.  He serves as our principal financial and accounting officer.  Mr. Ohmart is a Certified Public Accountant in the State of Texas.

Sharon C. Davis currently serves as Executive Vice President, Chief Operating Officer and Chief Accounting Officer and has served in these capacities since March 2015. She joined the company in 1992 and was previously employed by Arthur Andersen & Co.  Ms. Davis holds a Bachelor of Business Administration in Accounting from the University of Houston.  Ms. Davis is a Certified Public Accountant in the State of Texas. On March 21, 2022, Ms. Davis announced her intention to retire effective July 1, 2022.

Wade M. Harrison currently serves as President of Service Transport Company and has served in that capacity since January 2020. Mr. Harrison joined Service Transport Company in August 2018 as Vice President of Sales and served in that capacity until his appointment to President of Service Transport Company. Mr. Harrison has 20 years of experience in transportation and logistics operations, management and leadership. Prior to joining Service Transport Company, Mr. Harrison was with Groendyke Transport, Inc. from January 2010 to August 2018, where he held positions of increasing responsibility, culminating in his role as Vice President of Gulf Coast Operations. He began his career in transportation and logistics in 2003 with CTL Distribution Logistics, LLC, where he served as Vice President of National Accounts. Mr. Harrison holds a Bachelor of Business Administration in Marketing from Sam Houston State University.

Greg L. Mills currently serves as President of GulfMark Energy, Inc. and has served in that capacity since March 2020. Mr. Mills has almost 30 years of experience in the midstream business, including significant expertise and leadership in crude oil marketing and related operations. Prior to joining GulfMark Energy, Inc. in March 2020, Mr. Mills was Executive Vice President of Commercial Operations at Energy Transfer Partners from October 2017 through December 2019. Prior to joining Energy Transfer Partners, Mr. Mills was with Enterprise Products Partners, L.P. from 1998 through October 2017, where he held positions of increasing responsibility that culminated in his role as Vice President of Crude Oil Pipelines & Terminals. Mr. Mills holds a Bachelor of Business Administration in Marketing from Northeastern State University.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Chief Executive Officer, Chief Financial Officer and each of our other executive officers during the years ended December 31, 2021, 2020 and 2019 (the “Named Executive Officers”).

				Stock	All
Name and		Salary	Bonus	Awards (1)	Other (2)	Total
Principal Position	Year	($)	($)	($)	($)	($)

Kevin J. Roycraft (3)	2021	400,000	291,046	74,250	31,163	796,459
Chief Executive Officer and	2020	400,000	300,000	57,133	37,670	794,803
President	2019	293,116	225,000	51,000	19,905	589,021

Tracy E. Ohmart	2021	309,000	198,160	65,548	19,760	592,468
Executive Vice President,	2020	300,000	195,000	48,985	17,122	561,107
Chief Financial Officer and	2019	300,000	180,000	51,000	12,885	543,885
Treasurer

Sharon C. Davis	2021	283,250	176,880	30,083	24,647	514,860
Executive Vice President,	2020	275,000	155,000	44,899	22,160	497,059
Chief Operating Officer and	2019	275,000	130,500	46,750	20,189	472,439
Chief Accounting Officer

Wade M. Harrison (4)	2021	230,000	187,926	50,906	25,015	493,847
President, Service	2020	223,270	150,000	39,178	21,630	434,078
Transport Company

Greg L. Mills (5)	2021	350,000	207,974	63,647	18,033	639,654
President,	2020	262,500	235,000	58,598	6,852	562,950
GulfMark Energy, Inc.

_____________
(1)Amounts reflect the grant date fair value (computed in accordance with FASB ASC Topic 718) of restricted stock unit awards and performance share unit awards granted under the Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan (“2018 LTIP”) in 2021. For a discussion of the valuations of the restricted stock unit awards and the performance share unit awards, please see the discussion in Note 15 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)All Other compensation includes employer matching contributions to our 401(k) savings plan, car allowances, reimbursement for club dues, life and disability insurance premiums and dividends paid under the 2018 LTIP.  The Named Executive Officers receive no other perquisites or personal benefits. For further information, see the “All Other Compensation” table to follow.
(3)Mr. Roycraft was appointed Chief Executive Officer and President effective January 1, 2020. Mr. Roycraft served as President of Service Transport Company from November 2017 to January 2020 and as Interim President of GulfMark Energy, Inc. from August 2019 to March 2020.
(4)Mr. Harrison was appointed President of Service Transport Company on January 20, 2020 with an annual salary of $230,000.
(5)Mr. Mills was appointed President of GulfMark Energy, Inc. on March 30, 2020 with an annual salary of $350,000.

The following table presents the components of “All Other Compensation” for each Named Executive Officer for the year ended December 31, 2021.

		Dividends
	Contributions	Paid on	Life and
	Under	Plan	Disability			Total
	401(k)	Based	Insurance	Car		All Other
	Savings Plan	Awards	Premiums	Allowance	Other	Compensation
Named Executive Officer	($)	($) (1)	($)	($)	($) (2)	($)

Kevin J. Roycraft	11,600	2,132	5,671	7,200	4,560	31,163
Tracy E. Ohmart	11,600	2,283	5,877	—	—	19,760
Sharon C. Davis	11,600	2,094	5,753	5,200	—	24,647
Wade M. Harrison	11,600	358	5,857	7,200	—	25,015
Greg L. Mills	7,144	268	2,791	7,200	630	18,033
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(1)Reflects cash payments made to the Named Executive Officer in connection with dividend equivalent rights issued in connection with the vesting of awards under the 2018 LTIP.
(2)Amounts in “Other” relates to the reimbursement for club dues for Mr. Roycraft, and cell phone allowance for Mr. Mills.

COMPENSATION OVERVIEW

Background

We compete for talent in the Houston, Texas marketplace, which is heavily tied to the energy industry and related fields.  There is strong demand for executives in the energy industry (and in Houston in particular).  Within the public company community, Adams Resources & Energy, Inc. is consistently listed as one of the Houston areas’ top 100 companies as ranked by revenues.  As a measure of results, our “Performance Graph” prepared under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) appears in our 2021 Annual Report on Form 10-K.  The Performance Graph data indicates that the S&P 500 index had higher returns than us in each of the past five years while we had higher returns than our Integrated Oil and Gas peer group in 2017 through 2020.

Role of the Compensation Committee

The Compensation Committee, composed entirely of independent directors, reviews and approves the executive compensation program for all of our senior executive officers, including our Named Executive Officers, to ensure that our compensation program is adequate to attract, motivate and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of our Company and our shareholders. The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy. To carry out its role, among other things, the Compensation Committee:

•reviews the major compensation and benefit practices, policies, and programs with respect to our senior executives;
•reviews appropriate criteria for establishing performance targets for executive compensation;
•determines appropriate levels of executive compensation;
•administers and determines equity awards to be granted under our long-term incentive plans; and
•reviews and recommends to the Board any changes to director compensation.

The Compensation Committee is authorized to act on behalf of the Board on all issues pertaining to the compensation of our senior executive officers, including individual components of total compensation, goals and performance criteria for incentive compensation and the grant of equity awards. However, it is the practice of the Compensation Committee to fully review its activities and recommendations with the full Board.

Compensation Philosophy and Objectives

Our compensation philosophy, as implemented through the Compensation Committee, is to match executive compensation with the performance of the Company and the individual by using several compensation components for our executive officer group. The Compensation Committee has adopted the following objectives, and executive compensation levels are determined in consideration thereof:

•Establish and maintain a level of compensation that is competitive within our industry and region.
•Provide an incentive mechanism for favorable results.
•Maintain a compensation system that is consistent with the objectives of sound corporate governance.

Design of Reward

Our management and the Compensation Committee review the results of the annual “Say on Pay” vote by shareholders for feedback on our executive compensation. Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that, among other objectives, reflects Company performance, job complexity and value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our shareholders.

Elements of Compensation

We utilize the following four elements of executive compensation to retain our executive officer group:

•Base salary
•Discretionary bonus
•Awards under our long-term incentive plan
•Benefits

Base Salary

The Compensation Committee considers adjustments to base salary for our executive officer group on an annual basis and may do so more frequently upon a change in circumstances. The annual base salary of our Chief Executive Officer is decided solely by the Compensation Committee in executive session without management present. The annual base salaries of the other members of our executive officer group are determined by the Compensation Committee with input or recommendations from our Chief Executive Officer and Chairman of the Board. None of the members of our executive officer group have employment agreements.

During 2021, the Compensation Committee adjusted the 2021 base salaries of Mr. Ohmart to $309,000 and Ms. Davis to $283,250. No other changes were made to any of the other Named Executive Officers’ base salaries during 2021.

Discretionary Bonus

Discretionary bonuses are used as an incentive for favorable results.  The discretionary bonus may also serve as a supplement to base salary levels, while allowing the Board flexibility when results are not consistent with expectations.  Discretionary bonuses are anticipated to increase or decrease with the prevailing trend for consolidated net earnings, cash flow and execution of our growth strategy. The Compensation Committee determined to make cash bonus payments to our Named Executive Officers for 2021 in light of the operating and financial results of the Company during the year, the Company’s safety record and personal performance goals set for the executives.

Awards Under Long-Term Incentive Plan

Grants of Plan Based Awards

We granted restricted stock unit awards and performance share unit awards to each executive officer in 2021 under the 2018 LTIP. The following table presents information concerning each grant of an equity-based award in 2021 to our Named Executive Officers.

					Grant
					Date Fair
					Value of
					Equity-
					Based
Award Type/	Grant	Threshold	Target	Maximum	Awards
Named Executive Officer	Date	(#)	(#)	(#)	($) (1)

Restricted stock unit awards: (2)
Kevin J. Roycraft	3/1/2021	—	1,250	—	37,125
Tracy E. Ohmart	3/1/2021	—	1,104	—	32,789
Sharon C. Davis	3/1/2021	—	1,012	—	30,056
Wade M. Harrison	3/1/2021	—	857	—	25,453
Greg L. Mills	3/1/2021	—	1,072	—	31,838
Performance share unit awards: (3)
Kevin J. Roycraft	3/1/2021	625	1,250	2,500	37,125
Tracy E. Ohmart	3/1/2021	552	1,103	2,206	32,759
Sharon C. Davis	3/1/2021	506	1,011	2,022	30,027
Wade M. Harrison	3/1/2021	429	857	1,714	25,453
Greg L. Mills	3/1/2021	536	1,071	2,142	31,809
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(1)The grant date fair value presented for the restricted stock unit awards and the performance share unit awards is based on the closing price of shares of our Common Stock on March 1, 2021 of $29.70 per share. For information on the assumptions used in the valuation of these awards, see Note 15 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)Restricted stock unit awards vest approximately 33 percent annually over a three-year period, with the first vesting date of March 1, 2022, and subsequently each of the next two years thereafter. The awards accrue dividends, if declared by us on shares of our Common Stock, which will be paid to the recipient upon vesting of the awards.
(3)These performance share unit awards vest on March 1, 2024. The awards accrue dividends, if declared by us on our shares of Common Stock, which will be paid to the recipient upon vesting of the awards. The performance factor for these awards was set at 63.1 percent based upon a comparison of actual results for 2021 to performance goals.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under the 2018 LTIP. A restricted stock unit award is a grant of a right to receive shares of our Common Stock in the future at no cost to the recipient apart from fulfilling service and other conditions once a defined vesting period expires, subject to customary forfeiture provisions. Restricted stock unit awards generally vest at a rate of approximately 33 percent per year beginning approximately one year after the grant date and are non-vested until the requisite service periods are satisfied by the recipient. Restricted stock unit awards were awarded in the number of shares equal to an approved award dollar value divided by the closing price of shares of our Common Stock on the NYSE American on the date of grant, rounded up to the nearest whole share.

If dividends are paid with respect to shares of our Common Stock during the vesting period, an equivalent amount of dividends will accrue without interest until the restricted stock unit awards vest, at which time the amount will be paid to the recipient.

Performance Share Unit Awards. Performance share unit awards are granted under the 2018 LTIP. Performance share unit awards are contingent upon (i) continued service with the Company for three years after the vesting commencement date, as defined in the award agreement, and (ii) the attainment of performance goals during the performance cycle. The performance goals are pre-established by the Compensation Committee. Following the end of the performance period, the holder of a performance-based compensation award is entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the performance-based compensation award, based on the achievement of the performance goals for the performance period. The performance share unit awards generally vest in full approximately three years after grant date, and are non-vested until the requisite service period is satisfied by the recipient.

If dividends are paid with respect to shares of our Common Stock during the vesting period, an equivalent amount of dividends will accrue without interest until the performance share unit awards vest, at which time the amount will be paid to the recipient.

2019 Performance Share Unit Awards (the “2019 awards”). The 2019 awards, with a performance period between January 1, 2019 and December 31, 2019, were granted to our Named Executive Officers on June 3, 2019 and would have vested, to the extent earned, on May 22, 2022. As a result of the Company’s performance for 2019, the performance factor was set at 0 percent, which effectively terminated these awards, and no awards were earned in 2019.

The performance share unit award determination was based upon our performance relative to specified performance goals during the applicable performance period, as follows: Seventy-five percent of the target award was subject to adjustment based upon our attainment of adjusted pre-tax cash flow, as defined in the award agreement, and twenty-five percent of the target award was subject to adjustment based on our attainment of adjusted pre-tax earnings, as defined in the award agreement.

For the 2019 performance year, the following metrics were used to determine award levels:

	Adjusted Pre-Tax	Adjusted Pre-Tax	% of Target Performance
Performance Level	Cash Flow Amount	Earnings Amount	Share Units Earned*

Maximum	$40,500,000	$21,900,000	200%
Target	$32,400,000	$17,500,000	100%
Threshold	$24,300,000	$13,200,000	50%
<Threshold	<$24,300,000	<$13,200,000	0%
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*	Linear interpolation will be applicable to the percentages between the Performance Levels.

2020 Performance Share Unit Awards (the “2020 awards”). The 2020 awards, with a performance period between January 1, 2020 and December 31, 2020, were granted to our Named Executive Officers on March 10, 2020 and will vest, to the extent earned, on March 1, 2023. As a result of the Company’s performance for 2020, the performance factor was set at 138.5 percent.

The performance share unit award determination was based upon our performance relative to specified performance goals during the applicable performance period, as follows: Seventy-five percent of the target award was subject to adjustment based upon our attainment of adjusted pre-tax cash flow, as defined in the award agreement, and twenty-five percent of the target award was subject to adjustment based on our attainment of adjusted pre-tax earnings, as defined in the award agreement.

For the 2020 performance year, the following metrics, which were revised to include acquisitions that occurred during 2020, were used to determine award levels:

	Adjusted Pre-Tax	Adjusted Pre-Tax	% of Target Performance
Performance Level	Cash Flow Amount	Earnings Amount	Share Units Earned*

Maximum	$33,375,000	$9,875,000	200%
Target	$26,700,000	$7,900,000	100%
Threshold	$20,025,000	$5,925,000	50%
<Threshold	<$20,025,000	<$5,925,000	0%
_______________

*	Linear interpolation will be applicable to the percentages between the Performance Levels.

2021 Performance Share Unit Awards (the “2021 awards”). The 2021 awards, with a performance period between January 1, 2021 and December 31, 2021, were granted to our Named Executive Officers on March 1, 2021 and will vest, to the extent earned, on March 1, 2024. As a result of the Company’s performance for 2021, the performance factor was set at 63.1 percent.

The performance share unit award determination was based upon our performance relative to specified performance goals during the applicable performance period, as follows: Seventy-five percent of the target award was subject to adjustment based upon our attainment of adjusted pre-tax cash flow, as defined in the award agreement, and twenty-five percent of the target award was subject to adjustment based on our attainment of adjusted pre-tax earnings, as defined in the award agreement.

For the 2021 performance year, the following metrics were used to determine award levels:

	Adjusted Pre-Tax	Adjusted Pre-Tax	% of Target Performance
Performance Level	Cash Flow Amount	Earnings Amount	Share Units Earned*

Maximum	$35,200,000	$9,750,000	200%
Target	$28,160,000	$7,800,000	100%
Threshold	$21,120,000	$5,850,000	50%
<Threshold	<$21,120,000	<$5,850,000	0%
_______________

*	Linear interpolation will be applicable to the percentages between the Performance Levels.
2022 Performance Share Unit Awards (the “2022 awards”). The 2022 awards, with a performance period between January 1, 2022 and December 31, 2022, were granted to our Named Executive Officers on March 1, 2022 and will vest, to the extent earned, on March 1, 2025.

The performance share unit award determination will be based upon our performance relative to specified performance goals during the applicable performance period, as follows: Seventy-five percent of the target award is subject to adjustment based upon our attainment of adjusted pre-tax cash flow, as defined in the award agreement, and twenty-five percent of the target award is subject to adjustment based on our attainment of adjusted pre-tax earnings, as defined in the award agreement.

For the 2022 performance year, the following metrics will used to determine award levels:

	Adjusted Pre-Tax	Adjusted Pre-Tax	% of Target Performance
Performance Level	Cash Flow Amount	Earnings Amount	Share Units Earned*

Maximum	$34,500,000	$9,625,000	200%
Target	$27,600,000	$7,700,000	100%
Threshold	$20,700,000	$5,775,000	50%
<Threshold	<$20,700,000	<$5,775,000	0%
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*	Linear interpolation will be applicable to the percentages between the Performance Levels.
Vesting of Plan Based Awards

The following table presents the vesting of restricted stock unit awards to our Named Executive Officers during the year ended December 31, 2021.

	Number of
	Shares	Value
	Acquired on	Realized on
	Vesting	Vesting
Named Executive Officer	(#) (1)	($) (2)

Kevin J. Roycraft	1,167	32,893
Tracy E. Ohmart	1,186	33,296
Sharon C. Davis	1,088	30,545
Wade M. Harrison	351	10,212
Greg L. Mills	372	11,048
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(1)Represents the gross number of shares acquired upon vesting of restricted stock unit awards before adjustments for associated tax withholdings.
(2)Amount was determined by multiplying the gross number of vested restricted stock unit awards by the closing prices of shares of our Common Stock on the dates of vesting: $29.70 on March 1, 2021, $27.52 on May 10, 2021 and $27.28 on May 24, 2021.

Outstanding Equity Awards at December 31, 2021

The following table summarizes each Named Executive Officer’s long-term incentive awards outstanding at December 31, 2021.

		Market
	Number	Value
	of Shares	of Shares
	That Have	That Have
Award Type/	Not Vested	Not Vested
Named Executive Officer	(#) (1)	($) (2)

Restricted stock unit awards: (3)
Kevin J. Roycraft	2,270	63,130
Tracy E. Ohmart	2,014	56,009
Sharon C. Davis	1,847	51,365
Wade M. Harrison	1,473	40,965
Greg L. Mills	1,817	50,530
Performance share unit awards: (4)
Kevin J. Roycraft	2,385	66,328
Tracy E. Ohmart	2,065	57,427
Sharon C. Davis	1,892	52,617
Wade M. Harrison	1,636	45,497
Greg L. Mills	2,223	61,822
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(1)Represents the total number of outstanding awards by award type for each Named Executive Officer.
(2)The market values were derived by multiplying the total number of each award type outstanding for the Named Executive Officer by the closing price of shares of our Common Stock on December 31, 2021 (the last trading date of 2021) of $27.81 per share. For the performance share unit awards, the actual performance factor was used to determine market value of the shares that have not vested.
(3)Of the 9,421 restricted stock unit awards presented in the table, the vesting schedule is as follows: 4,234 in 2022, 3,420 in 2023 and 1,767 in 2024.
(4)Of the 10,201 performance share unit awards presented in the table, the vesting schedule is as follows: 6,861 in 2023 and 3,340 in 2024.

Benefits

We also provide employee benefits, primarily consisting of a 401(k) plan (discussed below) and an employer sponsored medical plan.  The benefits provided to the executive officer group are no different than those offered to non-executive employees.  At the current time, we do not offer a defined benefit pension plan nor do we offer deferred compensation.

Perquisites

We provide the following perquisites:

•Life and Disability Insurance Premiums
•Automobile Allowance
•Club Dues Reimbursement

Club dues reimbursements and automobile allowances are paid to the executive officers consistent with the payment of these amounts to non-executive employees.  The requirement to pay these amounts is negotiated with the executive at the time of their initial employment.  Life and disability insurance premiums are paid on behalf of the executives consistent with the payment of these insurance premiums for non-executive employees.  Perquisite amounts are not considered annual salary for bonus purposes.

401(k) Plan

We offer a 401(k) plan to our employees and our executive officers.  As referenced in footnote (2) to the Summary Compensation Table, we make a matching contribution to the plan.  In 2021, 2020 and 2019, we matched 100 percent of employee contributions up to 3 percent of compensation and matched 50 percent of employee contributions from 3 percent to 5 percent of compensation, subject to the Internal Revenue Code (“Code”) annual limits.  This level of matching contributions conforms to the Code’s safe harbor rules for 401(k) plans.

Compensation and Risk

In order to establish and maintain profitability, we become exposed to risk.  The most significant areas of risk involve commodity price risk, customer credit risk, and safety and security concerns.  Compensation policies for all employees are designed to promote the provision of management safeguards against risk and not incentivize excessive risk-taking.  Compensation policies toward this aim include the following:

•generally short-term contractual obligations with actual results fixed and determinable prior to the payment of employee bonuses; and
•a segregated internal reporting structure that puts the employees charged with managing and reporting risk on a separate reporting track from those employees committing us to contractual obligations, thereby providing independent monitoring of risk mitigation practices and procedures.

On a scheduled basis over the course of the year, Mr. Niemann, representing the Audit Committee, conducted interviews with key non-executive operating and accounting personnel to monitor compliance with our designed internal control structure and overall corporate strategies. Management has concluded that compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Role of the External Compensation Advisor

In the fall of 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC to assist the Company with the design of the 2018 LTIP. The Compensation Committee has not historically used an external compensation advisor to make year to year compensation decisions or to set target awards.

Pay Ratio Disclosure Rule

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”).  Our PEO for the fiscal year ended December 31, 2021 was Mr. Roycraft.  The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.  We believe our compensation philosophy and process yield an equitable result and our ratio is as follows:

Median Employee total annual compensation	$75,701
Mr. Roycraft’s total annual compensation	$796,459
Ratio of PEO to Median Employee Compensation	10.5:1.0

For purposes of this calculation, we aggregated Mr. Roycraft’s annual salary of $400,000 and 2021 bonus amount of $291,046 to arrive at the total PEO annual compensation for 2021.

In determining the median employee, a listing was prepared of all employees as of December 31, 2021.  Employees on leave of absence were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2021.  The median amount was selected from the annualized list.  For simplicity, in determining the median employee, the value of our 401(k) plan and medical benefits provided was excluded as all employees, including the PEO, are offered the exact same benefits, and we utilize the Internal Revenue Code safe harbor provision for 401(k) discrimination testing.  At December 31, 2021, we employed 710 persons, of which 469 were professional truck drivers. We calculated the 2021 annual total compensation for both our median employee and our PEO using the same methodology we use to determine our PEO’s annual total compensation for the Summary Compensation Table.

Compensation Practices—Tax Considerations

In establishing total compensation for our executive officer group, the Compensation Committee considers the accounting treatment and tax treatment of its compensation decisions, including Section 162(m) of the Code, which limits the deductibility of compensation paid to each covered employee. Generally, Section 162(m) of the Code prevents a company from receiving a corporate income tax deduction for annual compensation paid to the chief executive officer and the three other most highly compensated officers of a public corporation in excess of $1 million. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, the Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s incentive compensation plans and arrangements should be only one of a number of relevant factors taken into consideration in establishing those plans and arrangements for our executive officers and not the sole governing factor.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries or had any relationship requiring disclosure by the Company during the year ended December 31, 2021.  None of our executive officers have served as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a member of our Board or the Compensation Committee.

ITEM 2 – APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Under the provisions of Section 14A of the Securities Exchange Act of 1934, as amended, our shareholders are entitled to vote at the Annual Meeting to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.  Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.  As described more fully in the “Compensation Overview” section of this Proxy Statement, our executive compensation program is designed to provide aggregate compensation opportunities for our Named Executive Officers that are both competitive in the business marketplace and are based upon Company and individual performance.

The advisory vote regarding the compensation of the Named Executive Officers described in this Item 2 shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.  Abstentions and broker non-votes will not be counted as either votes cast for or against Item 2.

If no voting specification is made on a properly returned or voted proxy card, the persons named as Proxy Holders in the enclosed proxy have indicated they will vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement and described in this Item 2.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

ITEM 3 – AMENDMENT AND RESTATEMENT OF THE ADAMS RESOURCES & ENERGY, INC. 2018 LONG-TERM INCENTIVE PLAN

We are seeking the approval by our shareholders of an amendment and restatement of the Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan (the “Incentive Plan”) to increase the number of shares of Common Stock available for issuance under the plan by 150,000 shares, so that the aggregate number of shares of Common Stock available for issuance under the Incentive Plan is increased from 150,000 shares to 300,000 shares. We believe the continued availability of the Incentive Plan is essential to our ability to attract and retain highly qualified employees in a competitive environment in which employees view both cash and equity incentives as an important component of their compensation. The description below summarizes the reasons for the amendment and the material provisions of the Incentive Plan. The description of the Incentive Plan is qualified entirely by reference to the full text of the plan, as amended by our Board and subject to shareholder approval, as set forth in Appendix A. Appendix A presents a marked version of the Incentive Plan, showing all of the changes between the original plan and the proposed amendment and restatement.

Reasons for the Amendment to the Incentive Plan

On February 23, 2022, our Board voted, subject to shareholder approval, to amend and restate the Incentive Plan to increase the aggregate number of shares of our Common Stock available for awards under such plan by an additional 150,000 shares to an aggregate of 300,000 shares, subject to adjustment for stock-splits and similar capital changes. The amended and restated Incentive Plan also makes several immaterial or technical amendments, including clarifying that dividends or dividend equivalents may not be paid under the terms of any award agreement under the Incentive Plan prior to the vesting of the applicable award. In addition, the effect of the amendment and restatement will be to extend the termination date of the Incentive Plan until February 23, 2032. Apart from these changes, the amended Incentive Plan does not vary from the previous version of the plan in any other material respect. Approval of this amendment is required by the rules of the NYSE American and so that any options granted with respect to the additional plan shares under the Incentive Plan will qualify as incentive stock options.

We believe that the share increase is necessary and appropriate to enable us to attract and retain employees with the skills necessary to support our business and strategic plans, including employees of companies acquired by us. We believe that participation in the Incentive Plan provides employees with additional incentives that promote loyalty, dedication and attention to our long-term strategies that promote increased stockholder value. Furthermore, we believe that the increase of 150,000 shares available for issuance, out of a total of 4,367,866 shares of Common Stock issued and outstanding as of April 1, 2022, or 3.4 percent of the total shares of Common Stock outstanding, is not likely to result in material dilution to our stockholders and will be sufficient to meet anticipated awards under the Incentive Plan for the next four years. However, a change in business conditions or our strategy could alter any of these projections.

As of December 31, 2021, 55,809 shares remained available for issuance under the Incentive Plan. As of that date, 38,265 restricted stock unit awards and 21,492 performance stock unit awards were outstanding and subject to vesting conditions. No stock options, stock appreciation rights or other forms of awards have been issued to date under the Incentive Plan. We do not make discretionary grants of equity awards under any plan other than the Incentive Plan.

The increase in shares reserved for issuance under the Incentive Plan is necessary to allow us to provide customary levels of equity incentives to employees, including without limitation the long-term equity incentive awards that the Compensation Committee of the Board has historically granted to certain essential employees and non-employee directors on an annual basis. Our Board believes that the increase in the share reserve is necessary to assure that a sufficient reserve of Common Stock remains available for issuance as equity awards to attract and retain the services of individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in order to attract and retain employees, consultants, and non-employee directors, and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and for other key individuals.

Summary of the Incentive Plan

General

The Incentive Plan is intended to foster and promote the long-term financial success of Adams Resources & Energy, Inc. and its affiliates; to reward performance and to increase shareholder value by providing participants appropriate incentives and rewards; to enable us to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct our businesses are largely dependent; to encourage participants’ ownership interest in us; and to align the interests of management and directors with that of our shareholders.

Our Board originally adopted the Incentive Plan on February 27, 2018, and it became effective upon the approval of our shareholders on May 8, 2018. The Board adopted and approved the amendment and restatement of the Incentive Plan, subject to shareholder approval at the Annual Meeting, on February 23, 2022.

Administration

The Incentive Plan is administered by the Compensation Committee, which is and will be composed of independent directors. The Compensation Committee has full authority, subject to the terms of the Incentive Plan, to establish rules and regulations for the proper administration of the Incentive Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the types of award that shall be made and the other terms of the awards.

Eligibility

All of our employees and non-employee directors who provide services to us are eligible to participate in the Incentive Plan. The selection of those employees and non-employee directors, from among those eligible, who will receive awards is within the discretion of the Compensation Committee. At December 31, 2021, we employed 710 persons. Each of our seven (7) non-employee directors is eligible to participate in the Incentive Plan. Except as noted below under “—New Plan Benefits”, it is not possible at this time to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan.

Term of the Plan

The amended and restated Incentive Plan, if approved by our shareholders, will terminate on February 23, 2032, after which time no additional awards may be made under the Incentive Plan.

Share Counting; Award Limits

Any shares that are tendered or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an award under the Incentive Plan shall not be added back to the number of shares available for issuance under the Incentive Plan. Whenever any outstanding option or other award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares, the number of shares available for issuance under the Incentive Plan shall be increased by the number of shares allocable to the expired, forfeited, cancelled or otherwise terminated option or other award (or portion thereof). To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards will not be counted as shares delivered under the Incentive Plan.

No Participant may receive awards with respect to more than 20,000 shares in any calendar year. The maximum value for any award issued to a director during any calendar year, determined on the date of grant, may not exceed $100,000. The limitations described in the preceding two sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in our capital structure.

Types of Awards

The Incentive Plan permits the granting of any or all of the following types of awards (“Awards”): (1) stock options, (2) restricted stock awards, (3) restricted stock units, and (4) stock appreciation rights.

Stock Options

The term of each option shall be as specified by the Compensation Committee at the date of grant, but in no event shall an option be exercisable after the expiration of 10 years from the date of grant. An option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee.

The Compensation Committee shall specify whether a given option shall constitute an incentive stock option or a non-statutory stock option. An incentive stock option may be granted only to an individual who is employed by us or our affiliates at the time the option is granted.

Each option shall be evidenced by a Stock Option Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Incentive Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code, if applicable. Each Stock Option Award Agreement shall specify the effect of termination of employment, the consulting or advisory relationship, or membership on the Board, as applicable, on the exercisability of the Option. The terms and conditions of the respective Award Agreements need not be identical. The Compensation Committee may, in its sole discretion, amend an outstanding Stock Option Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Incentive Plan (including, without limitation, an amendment that accelerates the time at which the option, or a portion thereof, may be exercisable), subject to the consent of the participant if the participant’s rights would be adversely affected.

The option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the option is granted, except for adjustments for certain changes in our Common Stock. The Compensation Committee may determine the method by which the option price may be paid upon exercise. Moreover, a Stock Option Award Agreement may provide for a “cashless exercise” or “net exercise” of the option by establishing procedures satisfactory to the Compensation Committee with respect thereto. Further, a Stock Option Award Agreement may provide for the surrender of the right to purchase shares under the option in return for a payment under a Stock Appreciation Right.

Except in connection with certain recapitalizations or reorganizations as contemplated by the Incentive Plan, the Compensation Committee may not, without approval of our shareholders, amend any outstanding Stock Option Award Agreement to lower the option price.

Restricted Stock Awards

Awards may be granted in the form of restricted stock (a “Restricted Stock Award”). Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the participant and an obligation of the participant to forfeit and surrender the shares to us under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Compensation Committee in its sole discretion, and the Compensation Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals, (ii) the participant’s continued employment with us or continued service as a consultant or director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Compensation Committee.

Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the participant. Unless provided otherwise in an Award Agreement, the participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) we shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Compensation Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.

Restricted Stock Awards shall not receive dividends during any forfeiture restriction period. Any accrued dividends will be paid to the participant at the time the Forfeiture Restrictions for the underlying Restricted Stock Award expire, if the Compensation Committee so provides in the applicable Award. At the time of such Award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a consultant or director (by retirement, disability, death or otherwise) of a participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award. The terms and provisions of Restricted Stock Award Agreements need not be identical.

The Compensation Committee may, in its discretion and as of a date determined by the Compensation Committee, fully vest any or all Common Stock awarded to a participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any such action by the Compensation Committee may vary among individual participants and may vary among the Restricted Stock Awards held by any individual participant.

Restricted Stock Units

Restricted Stock Units are rights to receive shares of Common Stock (or the fair market value thereof), which vest over a period of time as established by the Compensation Committee and/or with the satisfaction of certain performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the participant respecting any Restricted Stock Unit. The Compensation Committee shall establish, with respect to and at the time of each Restricted Stock Unit, a period over which the award shall vest with respect to the participant.

Following the end of the vesting period for a Restricted Stock Unit (or at such other time as the applicable Restricted Stock Unit Agreement may provide), the holder of a Restricted Stock Unit shall be entitled to receive one share of Common Stock for each Restricted Stock Unit then becoming vested or otherwise able to be settled on such date. Cash dividend equivalents will not be paid during the vesting period but may be accrued to the extent provided for in the Restricted Stock Unit Agreement and paid in cash at the time the underlying shares of Common Stock are delivered.

A Restricted Stock Unit shall terminate if the participant does not remain continuously in our employ or does not continue to perform services as a consultant or a director for us at all times during the applicable vesting period, except as may be otherwise determined by the Compensation Committee. The terms and provisions of Restricted Stock Unit Agreements need not be identical.

Stock Appreciation Rights

A Stock Appreciation Right is an award that may or may not be granted in tandem with an option, and entitles the holder to receive an amount equal to the difference between the fair market value of the shares of Common Stock at the time of exercise of the Stock Appreciation Right and the base amount, subject to the applicable terms and conditions of the tandem options and the Incentive Plan.

A Stock Appreciation Right shall entitle the holder to receive, upon the exercise of the Stock Appreciation Right, shares of Common Stock (valued at their fair market value at the time of exercise), cash, or a combination thereof, in the discretion of the Compensation Committee, in an amount equal in value to the excess of the fair market value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of such exercise over the exercise price of the Stock Appreciation Right. If granted in tandem with an option, the exercise of a Stock Appreciation Right will result in the surrender of the related option and, unless otherwise provided by the Compensation Committee in its sole discretion, the exercise of an option will result in the surrender of a related Stock Appreciation Right, if any. The terms and provisions of Stock Appreciation Right Award Agreements need not be identical.

The “expiration date” with respect to a Stock Appreciation Right shall be determined by the Compensation Committee, and if granted in tandem with an option, shall be not later than the expiration date for the related option. If the right is not exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised automatically if the exercise price of the Stock Appreciation Right is less than the fair market value of a share of Common Stock on that date, and payment shall be made to the holder in cash.

Performance Grants

The Incentive Plan provides the Compensation Committee the ability to grant Awards as performance-based compensation. An award granted as performance-based compensation shall be awarded to a participant contingent upon attainment of our future performance goals during a performance cycle. The performance goals shall be pre-established by the Compensation Committee. Performance goals determined by the Compensation Committee may include, but are not limited to, revenue and income measures (including revenue, return on revenue growth, gross margin, income from operations, adjusted net income, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), profit, and economic value added); expense measures (including costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead cost); operating measures (including productivity, operating income, operating earnings, cash flow or adjusted cash flow, funds from operations, cash from operations, after-tax operating income, expenses, and margins); liquidity measures (including earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization and free cash flow); leverage measures (including debt to equity ratio and net debt); market measures (including market share, stock price, growth measure, total stockholder return and market capitalization measures); return measures (including book value, return on capital, return on assets or net assets, return on stockholders’ equity, and stockholder returns, which may be risk-adjusted); corporate value and sustainability measures which may be objectively determined; and other measures determined by the Compensation Committee in its discretion. The Compensation Committee, in its sole discretion, may adjust or modify the calculation of performance goals during a period in order to prevent dilution or enlargement of the rights of participants, including in response to extraordinary or unanticipated events.

Following the end of the performance period, the holder of a performance-based compensation award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the performance-based compensation award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Compensation Committee. Payment of a performance-based compensation award shall be made no later than 90 days after the end of the performance period and certification by the Compensation Committee.

Effect of a Change of Control

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Incentive Plan in connection with a “change of control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20 percent of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m) of the Code.

Miscellaneous

The Board may amend or modify the Incentive Plan at any time; provided, however, that stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (2) to change the number of shares available for issuance as incentive stock options, (3) to change the class of employees eligible to receive incentive stock options or (4) to permit the exercise price of any outstanding option or stock appreciation right to be reduced to be below fair market value as of the grant date.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the grant, vesting and exercise of awards under the Incentive Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. Individuals receiving option awards under the Incentive Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Options granted under the Incentive Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as described below.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of the award of an incentive stock option. In addition, an optionee will not recognize any taxable income at the time of the exercise of an incentive stock option (although taxable income may arise at the time of exercise for alternative minimum tax purposes) if the optionee has been our employee at all times beginning with the option award date and ending three months before the date of exercise (or twelve months in the case of termination of employment due to disability). If the optionee has not been so employed during that time, the optionee will be taxed as described below for non-statutory stock options. If the optionee disposes of the shares purchased through the exercise of an incentive stock option more than two years after the option was granted and more than one year after the option was exercised, then the optionee will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the optionee disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the optionee will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of (i) the fair market value of the shares disposed of on the date of exercise over (ii) the exercise price paid for those shares. Any additional gain realized by the optionee on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the optionee. We will, subject to Section 162(m) of the Code, generally be entitled at the time of the disqualifying disposition to a tax deduction equal to that amount of ordinary income reported by the optionee.

Non-Statutory Options

An optionee will not recognize any taxable income at the time of the award of a non-statutory option. The optionee will recognize ordinary income in the year in which the optionee exercises the option equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required at that time to satisfy the tax withholding requirements applicable to such income. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the optionee at the time he or she disposes of those shares. We will, subject to Section 162(m) of the Code, generally be entitled to an income tax deduction at the time of exercise equal to the amount of ordinary income recognized by the optionee at that time.

Restricted Stock Awards

The recipient of shares of restricted stock will not recognize any taxable income at the time of the award so long as the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture. Accordingly, we are not entitled to a compensation deduction at that time. The recipient will have to report as ordinary income as and when those shares of Common Stock subsequently vest, that is, when they either become transferable or are no longer subject to a substantial risk of forfeiture, an amount equal to the excess of (i) the fair market value of the shares upon vesting over (ii) the cash consideration (if any) paid for the shares. We will, subject to Section 162(m) of the Code, then be entitled to a corresponding compensation deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the employee before the risk of forfeiture lapses will also be compensation income to the participant when paid. Notwithstanding the foregoing, the recipient of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (2) dividends which accumulate during the period the forfeiture restrictions apply and are paid to the recipient when the shares of Common Stock vest will be taxable as dividends and will not be deductible by us, and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. In such case, any appreciation or depreciation in the fair market value of those shares of Common Stock after grant will generally result in a capital gain or loss to the recipient at the time he or she disposes of those shares. This election must be made not later than thirty days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units

Restricted stock units are not subject to taxation at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. On the date a restricted stock unit is settled through the actual or constructive delivery of shares of Common Stock to the participant, the participant will realize ordinary income in an amount equal to the fair market value of the shares received in settlement for the units at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.

Stock Appreciation Rights

The recipient of a stock appreciation right will not recognize taxable income at the time of the award. The recipient will recognize ordinary income when the stock appreciation right is exercised in an amount equal to the excess of (i) the fair market value of the underlying shares of Common Stock on the exercise date over (ii) the base price in effect for the stock appreciation right, and the recipient will be required to satisfy the tax withholding requirements applicable to such income. We will, subject to Section 162(m) of the Code, generally be entitled at the time of exercise to an income tax deduction equal to the amount of ordinary income recognized by the recipient in connection with the exercise of the stock appreciation right.

New Plan Benefits

If the amended and restated Incentive Plan is approved, our Board and Compensation Committee will be able to grant awards to eligible participants under the plan at their discretion through the plan’s termination date. Consequently, it is not possible to determine at this time the amount or dollar value of awards to be provided under the amended and restated Incentive Plan.

Vote Required and Recommendation

Approval of the amended and restated Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Annual Meeting. As a result, abstentions, broker non-votes and the failure to submit a proxy or vote at the Meeting will have no effect on the outcome. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the amended and restated Incentive Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the Adams Resources & Energy Inc. 2018 Long-Term Incentive Plan to increase the number of shares of Common Stock available for issuance by 150,000 shares.

Securities Authorized for Issuance under Equity Compensation Plans

    The following table sets forth information as of December 31, 2021, with respect to compensation plans under which shares of our Common Stock may be issued:

Number of
securities
remaining
available for
	Number of		equity
	securities to	Weighted-	compensation
	be issued	average	plans (excluding
	upon exercise	exercise price	securities
	of warrants	of outstanding	reflected in
Plan Category	and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	59,757	—	55,809
Equity compensation plans not approved
by security holders	—	—	—
Total	59,757	—	55,809

2021 DIRECTOR COMPENSATION

Directors who are our employees do not receive fees or any other compensation for their services as directors. Directors who are not employees received cash compensation as presented in the table below. Director fees are based on a flat amount and are paid on a quarterly basis.  Directors are also reimbursed for direct out-of-pocket expenses in connection with travel associated with meeting attendance. Directors also receive an annual grant under the 2018 LTIP.

	Director Compensation
			Other
	Cash fees	Stock Awards (1)	Compensation (2)	Total

Murray E. Brasseux	$60,000	$15,919	$356	$76,275
Dennis E. Dominic	70,000	15,919	356	86,275
Michelle A. Earley	70,000	15,919	356	86,275
Richard C. Jenner	70,000	15,919	356	86,275
John O. Niemann, Jr.	75,000	15,919	356	91,275
Townes G. Pressler	90,000	15,919	2,743	108,662
W.R. Scofield	60,000	15,919	356	76,275
_______________
(1)Represents the grant date fair value of grants of 536 restricted stock unit awards to each director on March 1, 2021. The grant date fair value of restricted stock unit awards is based on the grant date market price of our shares of Common Stock of $29.70 per share (computed in accordance with FASB ASC Topic 718). For a discussion of the valuation of restricted stock unit awards, please see the discussion in Note 15 in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, each of our directors held 536 restricted stock unit awards that vested on March 1, 2022.
(2)Amounts represent the distribution equivalents paid during 2021 upon vesting of restricted share unit awards.

On March 1, 2022, each of the above directors received a restricted stock unit award grant of 500 shares, with a vesting date of March 1, 2023.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

KPMG LLP served as our independent registered public accounting firm, providing audit and financing services since their appointment in June 2017.

Fees for professional services provided by KPMG LLP in each of the last two years in each of the following categories were as follows:

	2021	2020

Audit Fees (1)	$963,000	$1,031,500
Audit-related Fees (2)	100,000	25,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,063,000	$1,056,500
_______________
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees represent amounts billed for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. This category primarily includes fees for services normally provided in connection with regulatory filings or engagements including comfort letters and other services related to SEC matters.

The scope and all fees associated with audit and other services performed by KPMG LLP are pre-approved by the Audit Committee on an annual basis.  The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, has the responsibility to assist our Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting our practices and those of our subsidiaries and the sufficiency of the audits of all of our activities.  The Audit Committee is the Board’s agent in ensuring the integrity of our financial reports and those of our subsidiaries, and the adequacy of disclosures to shareholders.  The Audit Committee is the focal point for communication between other directors, the independent auditors and management as their duties relate to financial accounting, reporting and controls. The Audit Committee is also responsible for reviewing our financial transactions involving any related parties.

Appointment of Auditors

The present intention of the Audit Committee of the Board is to appoint KPMG LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2022.  KPMG LLP was first appointed as our auditors in 2017.  A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by our independent registered public accountants.  This policy relates to audit services, audit-related services, tax and all other services that may be provided by our independent registered public accountants and is intended to ensure that such services do not impair the auditor’s independence.  The policy requires the pre-approval by the Audit Committee of all services to be provided by our independent registered public accountants.  Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accountants.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services that such member or members has approved.  The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accountants.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

The Audit Committee of the Board of Directors currently consists of Messrs. Niemann, Brasseux and Jenner. Mr. Niemann has served as Chair of the Audit Committee since his appointment in May 2019. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, a copy of which is available on our website at www.adamsresources.com under Investor Relations – Corporate Governance.  Each member of the Audit Committee is independent, as defined in Section 803A of the NYSE American LLC Company Guide, and the Board has determined that Mr. Niemann is an “audit committee financial expert” as defined by the SEC.

We have reviewed and discussed with management the audited consolidated financial statements as of and for the year ended December 31, 2021.

The Audit Committee received from and discussed with KPMG LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP, the auditors’ independence.  These items relate to that firm’s independence from us.  In addition, the Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable accounting standards and the PCAOB.  The Audit Committee monitored auditor independence, reviewed audit and non-audit services performed by KPMG LLP and discussed with the auditors their independence.   All of the services provided by our principal accounting firm described in this proxy statement were approved in accordance with this policy, and the Audit Committee has determined that the independent registered public accountants’ independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

John O. Niemann, Jr., Chairman
Murray E. Brasseux
Richard C. Jenner

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review, Approval, or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy for approval of transactions between the Company and its related parties, defined in the policy as its directors, director nominees, executive officers, greater than 5 percent beneficial owners, each of their respective immediate family members, and any firm, corporation or other entity in which of any of the foregoing persons is employed as an officer, general partner or principal or in a similar position or in which such person has a 10 percent or greater beneficial ownership interest. Pursuant to the policy, all transactions involving the company and a related party shall be subject to pre-approval or ratification by the Audit Committee after consideration of the material facts of the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

TRANSACTIONS WITH RELATED PERSONS

We enter into certain transactions in the normal course of business with affiliated entities, including direct cost reimbursement for shared phone and administrative services.  For the year ended December 31, 2021, we billed affiliated entities approximately $1,000 on a net basis.

We also lease our corporate office space in a building operated by 17 South Briar Hollow Lane, LLC, an affiliate of KSA Industries, Inc., which is our largest stockholder.  The lease rental rate was determined by an independent appraisal.  Rental expense paid to the related party for 2021 totaled $0.6 million.

During the year ended December 31, 2021, we paid West Point Buick GMC, an affiliate of KSA Industries, Inc., a total of approximately $0.5 million (net of trade-in values) for the purchase of twelve pickup trucks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock held of record on April 1, 2022, (i) by the Named Executive Officers, directors and nominees for director, (ii) by beneficial owners of more than five percent of our Common Stock, and (iii) by all officers and directors as a group.  Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

	Shares of
	Common Stock
	Beneficially		Percent
Name and Address of Beneficial Owner	Owned		of Class

Murray E. Brasseux	3,280		*
Dennis E. Dominic	1,730		*
Michelle A. Earley	1,780		*
Richard C. Jenner	2,280		*
John O. Niemann, Jr.	4,001		*
Townes G. Pressler	7,482		*
W.R. Scofield	2,280		*
Sharon C. Davis	2,287		*
Wade M. Harrison	726		*
Greg L. Mills	1,123		*
Tracy E. Ohmart	3,578		*
Kevin J. Roycraft	4,424		*

KSA Industries, Inc.	1,644,275	(1)	37.8%
Barclay Cunningham Adams	1,731,041	(1)	39.7%
Kenneth Stanley Adams, IV	1,730,442	(1)	39.7%
Susan Cunningham Lewis	1,654,901	(1)	38.0%
Amy Adams Strunk	1,755,159	(1)	40.3%

Dimensional Fund Advisors LP	315,306	(2)	7.2%
6300 Bee Cave Road
Austin, Texas 78746

Renaissance Technologies LLC and	255,056	(3)	5.9%
Renaissance Technologies Holdings Corporation
800 Third Avenue
New York, New York 10022

FMR, LLC	219,114	(4)	5.0%
245 Summer Street
Boston, Massachusetts 02210

Officers and Directors	34,971		0.7%
as a group (12 persons)
___________________________
* Less than 1 percent.

(1)Based in part on information contained in Schedule 13D/A filings with the SEC on November 1, 2017 and February 2, 2021. Mr. Barclay Adams, Mr. Kenneth Stanley Adams, IV, Ms. Susan Cunningham Lewis and Ms. Amy Adams Strunk are shareholders of KSA Industries, Inc. and share voting and dispositive power of 1,644,275 shares held directly by KSA Industries, Inc.  In addition to their indirect holding through KSA Industries, Inc., Mr. Barclay Adams holds 86,766 shares directly, Mr. Kenneth Stanley Adams, IV holds 86,167 shares directly, Ms. Lewis holds 10,626 shares directly, and Ms. Strunk holds 110,884 shares directly, for which they each respectively hold sole voting and dispositive power.
(2)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 18, 2022 by Dimensional Fund Advisors LP, whereby Dimensional Fund Advisors, LP reported that it has sole voting power with respect to 307,707 shares and sole dispositive power with respect to 315,306 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over these securities that are owned by the Funds, and may be deemed to be the beneficial owner of such securities held by the Funds.  However, all securities reported herein are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.
(3)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2022 by Renaissance Technologies LLC, whereby Renaissance Technologies LLC reported that it has sole voting power with respect to 237,756 shares and sole dispositive power with respect to 255,056 shares.
(4)Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2022 by FMR, LLC, whereby FMR, LLC reported that it has sole voting power with respect to 27,024 shares and sole dispositive power with respect to 219,114 shares.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of our Common Stock (“reporting persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to us by reporting persons and forms that we filed on behalf of certain directors and officers, during, and with respect to, our fiscal year ended December 31, 2021, and on a review of written representations from reporting persons to us that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to our reporting persons were satisfied in a timely manner.

CODE OF ETHICS

We have adopted a code of ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including our principal executive officer, principal financial and accounting officer, and persons performing similar functions (the “Principal Officers”).  A copy of the Code of Ethics is posted on our website at www.adamsresources.com under Investor Relations – Corporate Governance, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics with respect to our Principal Officers by posting such information on this Internet website.

ADDITIONAL INFORMATION

Shareholder Proposals

Under the rules of the SEC, in order to be considered for inclusion in next year’s proxy statement, all shareholder proposals must be submitted in writing by December 8, 2022 to Adams Resources & Energy, Inc., c/o Investor Relations, 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  The notice should contain the text of any proposal, the name and address of the shareholder as it appears in our books, the number of our shares of Common Stock that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.  If a shareholder submits a proposal for consideration at the 2023 Annual Meeting after December 8, 2022, our proxy for the 2023 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2023 Annual Meeting.

Other Matters

We know of no matters to be presented for consideration at the Annual Meeting other than those described above.  If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to shareholders who have the same address unless we receive a request that the shareholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting shareholder.  Shareholders who share an address and receive only one copy, or shareholders who share an address and receive two copies, may notify us that they wish to receive separate Annual Reports or Proxy Statements, or wish to receive only one Annual Report and Proxy Statement, as applicable, may notify us of such request by calling (713) 881-3600 or sending a written request to 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors

/s/ David B. Hurst
David B. Hurst
Secretary

Houston, Texas
April 7, 2022

Appendix A

ADAMS RESOURCES & ENERGY, INC.

AMENDED AND RESTATED

2018 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of February 23, 2022)
~~(Effective as of May 8, 2018)~~

1.PURPOSE

This Plan is intended to foster and promote the long-term financial success of Adams Resources & Energy, Inc. and its Affiliates (the “Company Group”); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in Adams Resources & Energy, Inc.; and to align the interests of management and directors with that of the Company’s shareholders. This Plan has been amended and restated by the Board of Directors as of February 23, 2022, to be effective as of the Effective Date.

2.DEFINITIONS

(a)“Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” shall be limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(f) respectively.

(b)“Award” means, individually or collectively, a grant under the Plan of Non‑Statutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, ~~and~~ or Stock Appreciation Rights.

(c)“Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.

(d)“Board of Directors” means the board of directors of the Company.

(e)“Cause” means, with respect to the termination of a Participant by the Company or another member of the Company Group, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment or other agreement between the Participant and the Company or such other member of the Company Group. In the absence of such then-effective written agreement and definition, “Cause” means, unless otherwise specified in the applicable Award Agreement, with respect to a Participant:

(i)a material breach by the Participant of the Participant’s duties and obligations, including but not limited to gross negligence in the performance of his duties and responsibilities;

(ii)willful misconduct by the Participant which in the reasonable determination of the Board of Directors or Committee has caused or is likely to cause material injury to the reputation or business of the Company;

(iii)any act of fraud, material misappropriation or other dishonesty by the Participant; or

(iv)Participant’s conviction of a felony.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his resignation or discharge that discharge for Cause was warranted.

(f)“Change in Control” means the first to occur of any of the following events:

(i)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), except for (A) any of the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), or (B) ~~any acquisition by~~ KSA Industries, Inc. and its affiliates (collectively, “KSA”), is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 51% or more of the combined voting power of the Company’s then outstanding securities other than pursuant to a transaction excepted in Clause (ii);

(ii)the consummation of a merger, consolidation, or other reorganization of the Company, unless:

1.under the terms of the agreement providing for such merger, consolidation, or reorganization, the shareholders of the Company immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such merger, consolidation, or reorganization (the Surviving Company) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

2.the individuals who were members of the Board immediately prior to the execution of such agreement constitute at least a majority of the members of the board of directors of the Surviving Company after such merger, consolidation, or reorganization; and

3.no Person (other than (A) the Company or any Subsidiary of the Company, (B) any Benefit Plan, (C) KSA, (D) the Surviving Company or any Subsidiary of the Surviving Company, or (E) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 51% or more of the then outstanding voting securities) will have beneficial ownership of 51% or more of the combined voting power of the Surviving Company’s then outstanding voting securities;

(iii)during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (i), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 51% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 51% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person (other than KSA) becomes a beneficial owner of 51% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred with respect to such Person (other than KSA) under Clause (i).

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means the Compensation Committee of the Board of Directors.

(i)“Common Stock” means the common stock of the Company, par value, $.10 per share.

(j)“Company” means Adams Resources & Energy, Inc., a corporation organized under the laws of Delaware, and all successors to it.

(k)“Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, as provided in Code Section 409A and the regulations thereunder.

(l)“Disability” means a medically determinable physical or mental impairment which is of such permanence and degree that it can be expected to result in death or that a Participant is unable, because of such impairment, to perform any substantial gainful activity for which the Participant is suited by virtue of such Participant’s experience, training or education and which would entitle the Participant to benefits under the Employer’s long-term disability plan, if any, or to Social Security disability benefits as evidenced by a disability award letter.

(m)“Effective Date” means the date the Plan, as amended and restated, is approved by the stockholders of the Company. The original effective date for the Plan was May 8, 2018.

(n)“Employee” means any person employed by the Company or an Affiliate. Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)“Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or, in the case of Stock Appreciation Rights, the exercise price of the Stock Appreciation Right upon the Date of Grant.

(q)“Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

(i)if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)if the Common Stock is regularly quoted on an automated quotation system (including any market operated by OTC Markets Group, Inc. ~~the OTC Bulletin Board~~) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(r)“Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 8 of the Plan that is intended to meet the requirements of Code Section 422.

(s)“Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

(t)“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

(u)“Outside Director” means a member of the Board of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

(v)“Participant” means any person who holds an outstanding Award.

(w)“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which need not be the same for each Participant. The Performance Criteria include, but are not limited to, the following:

(i)revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, adjusted net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock), each of which may be subject to adjustment as provided under the terms of an Award Agreement;

(ii)expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs);

(iii)operating measures (which include productivity, operating income, operating earnings, cash flow (including adjusted cash flow), funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures;

(iv)liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

(v)leverage measures (which include debt-to-equity ratio and net debt);

(vi)market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures);

(vii)return measures (which include book value, return on capital, return on net assets, return on stockholders’ equity; return on assets; stockholder returns, and which may be risk-adjusted);

(viii)corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters);

(ix)other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); and

(x)such other measures as determined by the Committee in its discretion.

Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be: (i) expressed on a corporate-wide basis; with respect to one or more business units, divisions, subsidiaries or business segments, or any combination thereof; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) based on GAAP or non-GAAP calculations; or (v) any combination of the foregoing. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for each Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in the event of, or in connection with, any acquisition or divestiture of a portion of the Company’s business or operations; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(x)“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate

(y)“Permitted Transferees” means with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(z)“Plan” means this Adams Resources & Energy, Inc. Amended and Restated 2018 Long-Term Incentive Plan.

(aa)“Restricted Stock” means one or more Shares granted to a Participant pursuant to Section 9 of the Plan.

(bb)    “Restricted Stock Unit” means a bookkeeping unit that represents a right to receive Shares upon the completion of a vesting period and/or the satisfaction of a designated Performance Criteria, which shall be granted to a Participant pursuant to Section 10 of the Plan.

(cc)    “Share” means a share of Common Stock.

(dd)    “Termination of Service” shall mean the termination of employment of an Employee by the Company and all Affiliates or the termination of service by an Outside Director as a member of the board of directors of the Company and all Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that unless otherwise determined by the Committee, if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service with the Company Group is guaranteed by statute or contract. Unless the Participant’s leave of absence is approved by the Committee, a Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Committee, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

4.    ADMINISTRATION

The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such rules for an “independent director” as the principal U.S. national securities exchange on which Shares are traded may require. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act.

(a)The Committee shall have the sole and complete authority to:

(i)determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

(ii)determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(iii)interpret and construe the Plan and all Award Agreements;

(iv)prescribe, amend and rescind rules and regulations relating to the Plan;

(v)determine the content and form of all Award Agreements;

(vi)determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

(vii)determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;

(viii)maintain accounts, records and ledgers relating to Awards;

(ix)maintain records concerning its decisions and proceedings;

(x)employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xi)do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(b)Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option or Stock Appreciation Right, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, and (v) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

(c)The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company.

(e)The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

4.    TYPES OF AWARDS AND RELATED RIGHTS

The following types of Awards may be granted under the Plan:

(a)Non-Statutory Stock Options;

(b)Incentive Stock Options;

(c)Restricted Stock;

(d)Restricted Stock Units; and

(e)Stock Appreciation Rights (“SARs”).

5.    STOCK SUBJECT TO THE PLAN

(a)Dedicated Shares. Except as otherwise expressly provided in Section 17~~16~~ below, the total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 300,000 ~~150,000~~shares. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 5(a) shall be subject to adjustment in accordance with the provisions of Section 17~~16~~ below.

(i)In connection with the granting of an Award, the number of shares of Stock available for issuance under this Plan shall be reduced by the number of shares of Stock in respect of which the Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Stock, even if the actual number of shares of Stock delivered in settlement of the SARs is less than the full number of SARs exercised.

(ii)Any shares of Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Stock available for issuance under this Plan.

(iii)Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Stock, then (A) the number of shares of Stock available for issuance under this

Plan shall be increased by the number of shares of Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof); and (B) the shares of Stock subject to such Awards will not be counted as shares delivered under this Plan.

(iv)Awards valued by reference to Stock that may be settled in equivalent cash value will count as shares of Stock delivered to the same extent as if the Award were settled in shares of Stock.

(b)Award Limits. Notwithstanding any provision in the Plan to the contrary:

(i)The maximum number of shares of Stock that may be subject to Awards granted to any one Employee during any calendar year may not exceed 20,000 shares of Stock (subject to adjustment as provided in Section 17~~16~~ below); and

(ii)The maximum dollar value of shares of Stock that may be subject to Awards granted to any individual Outside Director during any calendar year may not exceed $100,000 (subject to adjustment as provided in Section 17~~16~~ below), as determined on the date of grant for such Awards.

(c)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the service recipient corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the service recipient corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding Stock Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code Section 409A. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Sections 5(a) or 5(b), nor shall such Shares subject to substitute awards again be available for grant under the Plan to the extent of any forfeiture, expiration, or cash settlement.

(d)Source of Shares. Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury which have been reacquired by the Company, or Shares purchased by the Company in the open market.

6.    ELIGIBILITY

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

7.    NON-STATUTORY STOCK OPTIONS

The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)Exercise Price. The Committee shall determine the Exercise Price of each Non‑Statutory Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non‑Statutory Stock Option, but in no event may a Participant exercise a Non‑Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Non‑Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non‑Statutory Stock Option, after such Option becomes exercisable. A Non‑Statutory Stock Option may not be exercised for fractional shares. If, on the date when a Non‑Statutory Stock Option would otherwise terminate or expire the Exercise Price of the Non‑Statutory Stock Option is less than the Fair Market Value of the Shares subject to the Non‑Statutory Stock Option on such date but any portion of the Non‑Statutory Stock Option has not been exercised, then the Non‑Statutory Stock Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a “net exercise” as described in Section 7(g). An Award Agreement with respect to a Non‑Statutory Stock Option may also provide for an automatic exercise of the Non‑Statutory Stock Option on an earlier date.

(c)Termination of Service. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Termination for Cause, the Participant may exercise only those Non‑Statutory Stock Options that were vested and immediately exercisable by the Participant at the date of such termination and only for thirty (30) days following the date of such termination, or, if sooner, the expiration of the term of the Non‑Statutory Stock Option.

(d)Extension of Term of Option. The period during which a Non‑Statutory Stock Option is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Non‑Statutory Stock Option would violate an applicable Federal, state, local, or foreign law until thirty (30) days after the exercise of the Non‑Statutory Stock Option would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Non‑Statutory Stock Option pursuant to Section 7(b).

(e)Settlement. Upon exercise, a Non‑Statutory Stock Option shall be settled in Shares.

(f)Vesting. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement evidencing an Award, a Non‑Statutory Stock Option shall vest in accordance with Sections 12(a) and 12(b), unless faster vesting is required by the forgoing provisions of this Section 7.

(g)Method of Exercise of Options. Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash or Common Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash and Shares, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a “net exercise.” The Participant may deliver shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (i) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued. Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to a “net exercise,” (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations.

8.    INCENTIVE STOCK OPTIONS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Code Section 422, Common Stock representing more than 10% of the total combined voting securities of the Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code Section 422, such Options in excess of such limit shall be treated as Non‑Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c)Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. An Incentive Stock Option may not be exercised for fractional shares. If, on the date when an Incentive Stock Option would otherwise terminate or expire the Exercise Price of the Incentive Stock Option is less than the Fair Market Value of the Shares subject to the Incentive Stock Option on such date but any portion of the Incentive Stock Option has not been exercised, then the Incentive Stock Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a “net exercise” as described in Section 7(g). An Award Agreement with respect to an Incentive Stock Option may also provide for an automatic exercise of the Incentive Stock Option on an earlier date.

(d)Termination of Employment. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for thirty (30) days following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(e)Extension of Term of Option. The period during which an Incentive Stock Option is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Incentive Stock Option would violate an applicable Federal, state, local, or foreign law until thirty (30) days after the exercise of the Incentive Stock Option would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Incentive Stock Option pursuant to Section 8(c). Any extension of the term of an Incentive Stock Option pursuant to this Section 8(e) may cause the Option to be treated as a Non-Statutory Stock Option.

(f)Settlement. Upon exercise, an Incentive Stock Option shall be settled in Shares.

(g)Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within 10 days of such disposition.

(h)Vesting. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement evidencing an Award, a Non‑Statutory Stock Option shall vest in accordance with Sections 12(a) and 12(b), unless faster vesting is required by the forgoing provisions of this Section 8.

9.    RESTRICTED STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)Payment of the Restricted Stock. Awards of Restricted Stock may only be made in whole Shares.

(b)Terms of the Restricted Stock. The Committee shall determine the dates on which Restricted Stock granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock. The Committee may issue Restricted Stock that is immediately vested and not subject to any specific conditions or performance goals. Notwithstanding other paragraphs in this Section 9, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock. The acceleration of any Restricted Stock shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock.

(c)Termination of Service. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason, the Participant’s unvested Restricted Stock as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock shall become null and void.

~~(d)Dividends and Other Distributions. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, a Participant shall not be paid any dividends or other distributions with respect to Restricted Stock until the Restricted Stock has become vested, and at the time of such vesting, the Participant shall receive a cash payment equal to the aggregate cash dividends (without interest) and the number of Shares equal to any stock dividends that the Participant would have received if the Participant had owned all of the Shares that vested for the period beginning on the Grant Date, and ending on the date of vesting. No dividends shall be paid to a Participant with respect to any Restricted Stock that is forfeited by the Participant.~~

(d)~~(e)~~    Voting of Restricted Stock. After a Restricted Stock Award has been granted, but for which Shares covered by such Restricted Stock have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Committee for this purpose.

(e)~~(f)~~    Restrictive Legend. Each certificate issued in respect of a Restricted Stock shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Adams Resources & Energy, Inc. Amended and Restated 2018 Long-Term Incentive Plan and an agreement entered into between the registered owner and Adams Resources & Energy, Inc. A copy of such plan and agreement is on file at the principal office of Adams Resources & Energy, Inc.”

(f)~~(g)~~    Transfers of Unrestricted Shares. Upon the vesting date for a Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

(g)~~(h)~~    Vesting. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement evidencing an Award, Restricted Stock shall vest in accordance with Sections 12(a) and 12(b), unless faster vesting is required by the forgoing provisions of this Section 9.

10.    RESTRICTED STOCK UNITS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock Unit Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions. A “Restricted Stock Unit” Award is the grant of a right to receive Shares in the future.

(a)Settlement of Restricted Stock Unit Award. A Restricted Stock Unit Award shall be settled either by the delivery of whole Shares or by the payment of cash based upon the Fair Market Value of a specified number of Shares, in the discretion of the Committee, subject to the terms of the applicable Award Agreement. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, any stock certificate evidencing the Shares payable under a Restricted Stock Unit Award will be issued (or cash paid) within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of Shares qualifies for the short‑term deferral exception under Code Section 409A.

(b)Terms of Restricted Stock Unit Awards. The Committee shall determine the dates on which Restricted Stock Units granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any Award. Notwithstanding other paragraphs in this Section 10, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Units. The acceleration of any Restricted Stock Unit Award shall create no right, expectation or reliance on the part of any other Participant or that Participant regarding any other Restricted Stock Unit Award.

(c)Termination of Service. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason, the Participant’s unvested Restricted Stock Units as of the date of termination shall be forfeited and any rights the Participant had to such unvested Awards shall become null and void.

~~(d)    Dividends and Other Distributions. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, cash dividend equivalents with respect to any Restricted Stock Unit Award and any other property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated and shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.~~

(d)~~(e)~~    Deferral. Unless expressly permitted by the Committee in the Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to a Restricted Stock Unit Award. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Code Section 409A(a)(1)(B).

(e)~~(f)~~    Vesting. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement evidencing an Award, a Restricted Stock Unit shall vest in accordance with Sections 12(a) and 12(b), unless faster vesting is required by the forgoing provisions of this Section 10.

11.    STOCK APPRECIATION RIGHTS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions. A Stock Appreciation Right is an award that entitles the holder to receive an amount equal to the difference between the Fair Market Value of the Shares at the time of exercise of the Stock Appreciation Right and the Exercise Price on the Date of Grant, subject to the provisions of this Section 11.

(a)Exercise Price. The Committee shall determine the Exercise Price of each Stock Appreciation Right. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)Terms of Stock Appreciation Rights. The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right. A Stock Appreciation Right may not be exercised for fractional shares. If, on the date when a Stock Appreciation Right would otherwise terminate or expire the Exercise Price of the Stock Appreciation Right is less than the Fair Market Value of the Shares subject to the Stock Appreciation Right on such date but any portion of the Stock Appreciation Right has not been exercised, then the Stock Appreciation Right shall automatically be deemed to be exercised as of such date with respect to such portion. An Award Agreement with respect to a Stock Appreciation Right may also provide for an automatic exercise of the Stock Appreciation Right on an earlier date.

(c)Termination of Service. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Termination for Cause, the Participant may exercise only those Stock Appreciation Rights that were immediately exercisable by the Participant at the date of such termination and only for thirty (30) days following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

(d)Extension of Term of Stock Appreciation Right. The period during which a Stock Appreciation Right is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Stock Appreciation Right would violate an applicable Federal, state, local, or foreign law until thirty (30) days after the exercise of the Stock Appreciation Right would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Stock Appreciation Right pursuant to Section 11(b).

(e)Settlement. Upon exercise, a Stock Appreciation Right shall be settled in cash or Shares, or both, in the discretion of the Committee, subject to the terms of the applicable Award Agreement.

(f)Vesting. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement evidencing an Award, a Stock Appreciation Right shall vest in accordance with Sections 12(a) and 12(b), unless faster vesting is required by the forgoing provisions of this Section 11.

12.    VESTING

(a)General. The Committee shall establish the vesting schedule to apply to any Award of Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights. Each such Award issued under this Plan’s terms shall have a vesting period of not less than 1 year; provided, however, that, as determined by the Committee in its sole discretion, up to five percent (5%) of the Shares authorized for issuance under Section 5(a) are not required to have such minimum vesting period.

(b)Performance Vesting. The Committee may designate that an Award will become vested based on attainment of designated Performance Goals over a designated Performance Period (a “Performance Award”).

(i)Procedures with Respect to Grants. The Committee shall, in writing, (i) designate one or more Participants to receive Performance Awards, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts to be earned by each Participant for such Performance Period. The Performance Goals and Performance Period for a Performance Award generally shall be selected by the Committee in its sole discretion and~~, with the exception of Performance Awards issued during the period between May 1, 2018 and July 31, 2018,~~ shall be designated within the first ninety (90) days of the Performance Period.

(ii)Committee Certification. Following the completion of each Performance Period, the Committee shall determine whether the applicable Performance Goals have been achieved for such Performance Period. No Performance Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.

(iii)Payment and Limitations. Performance Awards shall be paid on or before the 90th day following both (i) the end of the Performance Period, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Award and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. A Performance Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee, which shall be determined in the applicable Award Agreement. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash. The maximum amount which may be paid to any Participant pursuant to one or more Awards under this Section 12 for any single Performance Period shall not exceed the limitations provided in Section 5(b) above.

(iv)Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(c)Effect of “Change in Control.”

(i)Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is terminated without Cause within twelve (12) months after such Change in Control (or such other period set forth in the Award Agreement):

1.Options and Stock Appreciation Rights outstanding as of the date of such Change in Control (or Termination of Service, if later) will immediately vest upon the Change in Control (or Termination of Service, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award; and

2.The restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the Change in Control (or Termination of Service, if later) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested.

For the purposes of this Section 12(c~~b~~), an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change in Control:

1.Those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable;

2.Restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and

3.Any Award subject to performance criteria shall be prorated based on the performance from the Award Date to the date of the Change in Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change in Control in relation to the total number of days during the performance period.

(d)Cause Termination. Unless otherwise provided in an Award Agreement, all of a Participant’s unvested and/or unsettled Awards shall be forfeited on the date the Participant’s employment or service is terminated for Cause.

13.    RIGHTS OF PARTICIPANTS

No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

14.    LIMITATIONS ON DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that Awards under this Plan shall earn dividends or dividend equivalents; provided, however, that no portion of such dividends or dividend equivalents may be paid prior to vesting or during the forfeiture restriction period. Prior to payment, such dividends or dividend equivalents shall be credited to an account maintained on the books of the Company. Any crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

15~~14~~.    DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

16~~15~~.    TRANSFERABILITY OF AWARDS

(a)General Rule. Except as provided in Section 16~~15~~(b) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company Group.

(b)Non-Statutory Stock Options and Stock Appreciation Rights. With the approval of the Committee, a Participant may transfer a Non‑Statutory Stock Option or a Stock Appreciation Right for no consideration to or for the benefit of one or more Permitted Transferees subject to such limits as the Committee may establish, and the Permitted Transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.

17~~16~~.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL

(a)Adjustment Clause. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation ~~(formerly, FASB Statement 123R)~~, appropriate adjustments shall be made to (i) the terms and the number of Shares and/or the Exercise Price per Share of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, and (ii) the share limitations set forth in Section 5 hereof. The Committee shall also make appropriate adjustments described in (i)-(ii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)Change in Control. If a Change in Control occurs, the Committee may, in its discretion and without limitation:

(i)cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that if shareholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall equal the excess, if any, of the value of the consideration being paid for each Share in such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid. Accordingly, if the Exercise Price of the Shares subject to a Stock Option or Stock Appreciation Right exceeds the Fair Market Value of such Shares, then such Stock Option or Stock Appreciation Right may be cancelled without making a payment to the holder of the Stock Option or Stock Appreciation Right);

(ii)substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;

(iii)arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company); and

(iv)~~may,~~ after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights. Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(c)Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

18~~17~~.    TAX WITHHOLDING

The Company or any of its Affiliates is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or such Affiliate in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may make direct payment of any applicable taxes directly to the Company or may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.

19~~18~~.    CLAWBACK/RECOVERY

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a recovery right in respect of previously acquired shares of Stock and/or a repayment right with respect to previously acquired cash or property, including the proceeds of any shares of Stock received under this Plan’s terms.

20~~19~~.    AMENDMENT OF THE PLAN AND AWARDS

(a)The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided; however, (i) provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by applicable law or regulation; (ii) except as permitted by Section 17~~16~~, no amendment may increase the share limitations set forth in Section 5 or decrease the minimum Exercise Price for Stock Options or Stock Appreciation Rights set forth in Sections 7(a), 8(a) and 11(a), unless any such amendment is approved by the Company’s shareholders within 12 months before or after such amendment; and (iii) the provisions of Section 20~~19~~(b) (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s shareholders. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b)The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant; provided, however, that repricing of Stock Options or Stock Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash or for another Option, Stock Appreciation Right or other Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 17~~16~~. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

21~~20~~.    RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

22~~21~~.    ELECTRONIC DELIVERY AND SIGNATURES

(a)Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate.

(b)The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

23~~22~~.    EFFECTIVE DATE OF PLAN

The Plan was originally ~~shall be~~ effective ~~upon~~ May 8, 2018~~, if it shall have been approved by at least a majority of shareholders voting in person or by proxy with respect to the Plan at a duly held shareholders’ meeting~~. The Plan shall be amended and restated as of the Effective Date, provided such amendment and restatement is approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at a duly held shareholders’ meeting. ~~No Award shall be granted pursuant to the Plan after the tenth (10th) anniversary of the Plan’s effective date.~~

24~~23~~.    TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board of Directors or (ii) the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.

25~~24~~.    APPLICABLE LAW; COMPLIANCE WITH LAWS

The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

26~~25~~.    PROHIBITION ON DEFERRED COMPENSATION

It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

27~~26~~.    NO GUARANTEE OF TAX TREATMENT

Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board of Directors or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.

ADAMS RESOURCES & ENERGY, INC.
C/O BROADRIDGE CORPORATE ISSUER SERVICES INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/09/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) T.G. Pressler 02) M.A. Earley 03) M.E. Brasseux 04) R.C. Jenner 05) W.R. Scofield
06) J.O. Niemann Jr. 07) D.E. Dominic

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal for an Advisory Resolution on Executive Compensation.	☐	☐	☐
3. Proposal for approval of the Amended and Restated Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan.	☐	☐	☐

NOTE: The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS (1) AND (2) AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000539932_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

ADAMS RESOURCES & ENERGY, INC.
Annual Meeting of Shareholders
May 10, 2022
PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoint(s) T.G. Pressler and M. E. Brasseux, and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027 on Tuesday, May 10, 2022 at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present.

0000539332_2 R1.0.0.24

Continued and to be signed on reverse side